Exhibit 23.3

We hereby consent to the incorporation by reference in the Registration Statements (No. 333-183481, No. 333-148146 , No. 333-117023 and No. 333-171028) on Form S-3 and (No. 333-140152) on Form S-8 of Martin Midstream Partners L.P. and subsidiaries of our report dated April 24, 2012 relating to the consolidated financial statements of Cardinal Gas Storage Partners LLC, which appears in the December 31, 2012 annual report on Form 10-K/A of Martin Midstream Partners L.P.

/s/PricewaterhouseCoopers LLP
Houston, Texas
March 28, 2013